UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     January 7, 2005

R.H. Donnelley Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, North Carolina	27513

(Address of Principal Executive Offices)	(Zip Code)

R.H. Donnelley Inc.*
(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, North Carolina	27513

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code:	(919) 297-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% senior notes due 2010 and 10 7/8% senior subordinated notes due 2012 and is now subject to the filing requirements of Section 15(d) as a result of such notes. As of January 7, 2005, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 1.01.            Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Credit Agreement

     R.H. Donnelley Corporation (“we” or the “Company”) and R.H. Donnelley Inc., as the borrower, entered into the Second Amendment, dated as of January 7, 2005 (the “Second Amendment”), to the Amended and Restated Credit Agreement, dated as of September 1, 2004 (the “Credit Agreement”), with the lenders from time to time parties thereto, Deutsche Bank Trust Company Americas, as administrative agent and the other agents party thereto. The Second Amendment provides that certain indebtedness of the Company may be designated at the time of its incurrence to be used to repurchase or pay dividends in respect of the Company’s preferred stock, par value $1 per share (“Preferred Stock”), finance the redemption, repurchase or repayment of certain indebtedness, and to finance permitted acquisitions.

     The Second Amendment is filed herewith as Exhibit 10.1. The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

Stock Purchase Agreement

     On January 10, 2005, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with certain investment partnerships affiliated with The Goldman Sachs Group, Inc. to repurchase approximately 50% of our outstanding Preferred Stock for approximately $277.2 million from such investment partnerships. We refer to these investment partnerships as the “GS Funds.”

     The GS Funds purchased the Preferred Stock in connection with our acquisition of the directory publishing business of Sprint Corporation in January 2003. Under the terms of the Preferred Stock, the holders of the Preferred Stock are also entitled to elect two directors to the Company’s board of directors, without any approval or veto right by the Company’s other stockholders.

     The remaining Preferred Stock that was not repurchased, which was convertible into approximately 4,883,232 shares of our common stock as of December 31, 2004, will continue to be held by the GS Funds. Together with the warrants to purchase an additional 1.65 million shares of our common stock, as of December 31, 2004 the GS Funds still beneficially owned approximately 17.2% of our common stock after the repurchase. In addition, the GS Funds will continue to have the right to elect two directors to the Company’s board of directors and have the other rights afforded to them under the terms of the Preferred Stock.

     The Stock Purchase Agreement is filed herewith as Exhibit 10.2. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

     Certain lenders party to the Credit Agreement as amended and/or their affiliates have provided, and in the future may provide, investment banking services to the Company, for which they received, or will receive, customary compensation. In addition, two of our directors are affiliates of Goldman Sachs Credit Partners L.P., a party to the Credit Agreement, and the GS Funds. The GS Funds are also affiliates of Goldman Sachs Credit Partners L.P.

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Item 9.01. Financial Statements and Exhibits.

     (c)     Exhibits.

Exhibit
Number	Description
10.1	Second Amendment, dated as of January 7, 2005, to the Amended and Restated Credit Agreement, dated as of September 1, 2004, by and among R.H. Donnelley Corporation, R.H. Donnelley Inc., the lenders from time to time parties thereto, Deutsche Bank Trust Company Americas, as administrative agent and the other agents party thereto.

10.2	Stock Purchase Agreement dated as of January 10, 2005, by and among R.H. Donnelley Corporation and certain investment partnerships affiliated with The Goldman Sachs Group, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

By:	/s/ Robert J. Bush

	Name:	Robert J. Bush
	Title:	Vice President and General Counsel

R.H. Donnelley Inc.

By:	/s/ Robert J. Bush

	Name:	Robert J. Bush
	Title:	Vice President and General Counsel

Date: January 11, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amendment, dated as of January 7, 2005, to the Amended and Restated Credit Agreement, dated as of September 1, 2004, by and among R.H. Donnelley Corporation, R.H. Donnelley Inc., the lenders from time to time parties thereto, Deutsche Bank Trust Company Americas, as administrative agent and the other agents party thereto.

10.2	Stock Purchase Agreement dated as of January 10, 2005, by and among R.H. Donnelley Corporation and certain investment partnerships affiliated with The Goldman Sachs Group, Inc.